                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John L. Garibaldi, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Form 10-K, and to file the same, with all exhibits thereto, and other documents in connections therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that all attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act 1934, this report has been signed below by the following persons in the capacities and on the dates indicated below.

SIGNATURE                            TITLE                          DATE

/s/  JOHN W. ADAMS                   Chairman of the              March 30, 2000
-------------------------------      Board of Directors
John W. Adams

/s/  PAUL J. CASEY                   President and                March 30, 2000
-------------------------------      Chief Executive Officer
Paul J. Casey                        (Principal Executive
                                     Officer)

/s/  JOHN L. GARIBALDI               Executive Vice President     March 30, 2000
-------------------------------      and Chief Financial Officer
John L. Garibaldi                    (Principal Financial and
                                     Accounting Officer)


/s/  TODD G. COLE                    Director                     March 30, 2000
-------------------------------
Todd G. Cole

/s/  ROBERT G. COO                   Director                     March 30, 2000
-------------------------------
Robert G. Coo

/s/  JOSEPH P. HOAR                  Director                     March 30, 2000
-------------------------------
Joseph P. Hoar

/s/  RENO F. MORELLA                 Director                     March 30, 2000
-------------------------------
Reno F. Morella

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SIGNATURE                                   TITLE                   DATE

/s/  ARTHUR J. PASMAS                       Director              March 30, 2000
------------------------------------
Arthur J. Pasmas

/s/  SAMSON PO'OMAIHEALANI                  Director              March 30, 2000
------------------------------------
Samson Po'omaihealani

/s/  EDWARD Z. SAFADY                       Director              March 30, 2000
------------------------------------
Edward Z. Safady

/s/  SHARON L. SOPER                        Director              March 30, 2000
------------------------------------
Sharon L. Soper


/s/  THOMAS J. TRZANOWSKI                   Director              March 30, 2000
------------------------------------
Thomas J. Trzanowski